Exhibit 99.1

Hansen Medical Reports Fourth Quarter and Full-Year 2014 Results

MOUNTAIN VIEW, CA – February 23, 2015 – Hansen Medical, Inc. (NASDAQ: HNSN), a global leader in intravascular robotics, today reported recent business highlights and financial results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter 2014 and Fiscal Year 2014 Operating Results:

•	The Company commercialized 3 Magellan™ Robotic systems in the fourth quarter and a total of 12 robotic systems in fiscal year 2014.

•	The volume of catheters sold were up 40% in the fourth quarter over the same period in the prior year and up 11% in fiscal year 2014 year-over-year.

•	Physicians performed an estimated 888 procedures in the fourth quarter and an estimated 3,366 procedures in fiscal year 2014, up 9% and 5%, respectively, over the same period in 2013.

•	The Company reported revenues of $5.0 million in the fourth quarter, down 10% over the same period in the prior year. For fiscal year 2014, total revenue were $19.5 million, up 15% year-over-year.

•	Gross margin was 0% and 15% for the fourth quarter and fiscal year 2014, respectively. Non-GAAP gross margin was 20% and 25% in the fourth quarter and fiscal year 2014, respectively; a decrease of 2% compared to the fourth quarter in 2013 and an improvement of 2% year-over-year. Diluted EPS was ($0.09) and ($0.46) for the fourth quarter and fiscal year 2014, respectively. Non-GAAP diluted EPS was ($0.08) in the fourth quarter, a 27% improvement compared to ($0.11) for the same period in 2013. For fiscal year 2014, non-GAAP diluted EPS was ($0.40), a 29% improvement compared to ($0.56) in 2013.

•	The Company has an order backlog for robotic systems and catheters, which are expected to be shipped and recognized as revenue in the first quarter of 2015. Backlog is defined as outstanding orders that the Company’s management believe will result in recognition of revenue in the future.

Recent Business Highlights:

•	A study conducted at Sierra Medical Center in El Paso, Texas found that the use of the Magellan system reduces radiation to operators by over 80% in Transarterial Chemoembolization (TACE) procedures.

•	The Company announced completion of the first clinical procedure with the Magellan system in Australia.

•	The Company announced completion of the world’s first intravascular robot-assisted retrieval of an Inferior Vena Cava (IVC) filter using the Magellan system.

•	The Company announced the completion of the first robotic prostatic artery embolization (PAE) in the United States. Dr. Sandeep Bagla, interventional radiologist, performed the procedure at Inova Alexandria Hospital in Alexandria, Virginia using the Magellan system.

•	Hansen and AB MEDICA s.p.a announced an exclusive distribution agreement for the Magellan and Sensei® systems in Italy.

•	The Company also announced the completion of the first end user hospital installation of a Magellan system in the Middle East, at King Fahd Hospital in Jeddah, Saudi Arabia through its exclusive distribution partner in Kingdom of Saudi Araba and United Arab Emirates, AFYA Medical Group.

“The Company continues to expand the utility of the Magellan Robotic System in the fourth quarter of 2014”, said Cary Vance, Hansen Medical’s Chief Executive Officer. “I believe 2015 will be a year of growth driven in part by the continuing adoption of robotics for Prostatic Artery Embolization (PAE), Uterine Fibroid Embolization (UFE) and Transarterial Chemoembolization (TACE). I believe these three markets are prime examples where robotic catheter precision may yield improved patient outcomes. Our objective for 2015 is to continue to expand and grow the utility of our robotic platforms, maintain our leadership position in R&D and continue to reduce our burn rate.”

Fourth Quarter of 2014 Financial Results:

Total revenue for the fourth quarter ended December 31, 2014 decreased 10% to $5.0 million, compared to revenue of $5.6 million for the same period in 2013. This is primarily due to robotic systems in backlog as of December 31, 2014. The Company shipped three Magellan systems in the fourth quarter, all of which were recognized as revenue. The Company sold 837 catheters in the fourth quarter, up 40% over the same period in 2013.

Gross profit in the fourth quarter decreased 100% to $2,000, or 0% of sales, compared to $1.1 million, or 20% of sales, for the same period in 2013. The decrease in gross margin in the fourth quarter was due primarily to $0.7 million write-off of a discontinued Lynx catheter product line, and increase in service field costs. We discontinued the catheter product line primarily due to management’s assessment on return of sales and investment for the costs of maintaining regulatory filings and inventory. This was a one-time charge and the Company currently has no plan to discontinue any additional product lines.

Research and development expenses for the fourth quarter were $3.9 million, compared to $3.7 million for same period in 2013. The increase of $0.2 million was primarily due to an increase in expenses associated with clinical trials and development of prototype materials for new product initiatives.

Selling, general and administrative expenses for the fourth quarter were $6.8 million, compared to $8.0 million for the same period in 2013. The decrease of $1.2 million was primarily due to a decrease in legal expenses and stock-based compensation expenses, partially offset by an increase in sales and marketing expenses.

Net loss for the fourth quarter was $11.9 million, or $0.09 per share, compared to a net loss of $11.9 million, or $0.12 per share, for the same period in 2013. Weighted average shares outstanding used to compute diluted net loss per share were 133.0 million shares for the fourth quarter of fiscal year 2014, compared to 96.8 million shares in the fourth quarter of fiscal year 2013.

Our total balances in cash, cash equivalents, short-term investments and restricted cash were $31.9 million as of December 31, 2014, compared to $41.5 million as of September 30, 2014, and $35.3 million as of December 31, 2013.

Fiscal Year 2014 Financial Results

Total revenue for the year ended December 31, 2014 was $19.5 million, an increase of 15% compared to $17.0 million in fiscal year 2013. The Company commercialized 12 systems in 2014 (9 Magellan systems and 3 Sensei systems), compared to 12 systems in 2013 (7 Magellan systems and 5 Sensei systems). The Company sold 3,164 catheters in fiscal year 2014, up 11% compared to 2013.

Gross profit for fiscal year 2014 declined 14% to $3.0 million, or 15% of sales, compared to gross profit of $3.5 million, or 21% of sales in 2013. Gross profit for the year was negatively impacted by a $0.7 million write-off due to a discontinued Lynx catheter product line in the fourth quarter, an increase in stock-based compensation expenses, severance costs and field service costs.

Total operating expenses for 2014 were $49.3 million, compared to operating expenses of $52.4 million in 2013, which included a $4.5 million loss on settlement of litigation. Excluding the $4.5 million settlement loss in 2013, the $1.4 million increase over the prior year was due primarily to: i) a $1.5 million increase in sales and marketing expenses associated with the Company’s development of its global sales organization and increase in marketing activities, ii) a $1.9 million increase in research and development expenses associated with clinical trials and development of prototype materials for new product initiatives, and iii) a $0.6 million increase in costs associated with executive transition, partially offset by iv) a $2.6 million decrease in legal costs associated with litigation, patent and financing-related matters.

The Company reported a net loss of $54.2 million, or $0.46 per share, in fiscal year 2014, compared to a net loss of $55.7 million, or $0.70 per share in 2013. Fiscal year 2014 results included $2.8 million of non-cash stock compensation expense and a loss of $2.9 million related to a warrant exchange. Fiscal year 2013 results included $4.9 million of non-cash stock compensation expense, a settlement loss of $4.5 million and a loss of $1.9 million on the extinguishment of debt. Weighted average shares outstanding used to compute diluted net loss per share were 117.2 million for fiscal year 2014 compared to 79.1 million for fiscal year 2013.

Non-GAAP Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures: non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share (“EPS”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP measures used by other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as share-based compensation expenses and other special items. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, is a global leader in Intravascular Robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, Magellan™ Robotic Catheter, Magellan™ 6Fr Robotic Catheter, and related accessories are intended to facilitate navigation to 9Fr anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable Cardiac Arrhythmia and Endovascular Procedures and to improve patient outcomes through the use of Intravascular Robotics. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan”,” expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and other similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding user experiences, utilization and the business environment. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the rate of adoption of our systems and the rate of use of our catheters; our ability to manage expenses and cash flow, and obtain adequate financing; and other risks more fully described in the “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

“Artisan Extend,” “Hansen Medical,” “Hansen Medical (with Heart Design),” “Heart Design (Logo),” “Sensei,” “Lynx,” “Artisan,” “Instinctive Motion,” “Fine Force Technology,” “IntelliSense” are registered trademarks, and “Magellan” and “Hansen Medical Magellan” are trademarks of Hansen Medical, Inc. in the U.S. and other countries.

Investor Contacts:

Hansen Medical, Inc.

650.404.5836

investor_relations@hansenmedical.com

HANSEN MEDICAL, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Product	$3,322	$4,296	$13,812	$11,790
Service	1,710	1,324	5,683	5,192

Total revenues	5,032	5,620	19,495	16,982
Cost of revenues:
Product	3,635	3,957	13,123	11,150
Service	1,395	547	3,368	2,331

Total cost of revenues	5,030	4,504	16,491	13,481

Gross profit	2	1,116	3,004	3,501

Operating expenses:
Research and development	3,905	3,722	18,034	16,139
Selling, general and administrative	6,789	8,047	31,254	31,765
Loss on settlement of litigation	—	—	—	4,500

Total operating expenses	10,694	11,769	49,288	52,404

Loss from operations	(10,692)	(10,653)	(46,284)	(48,903)

Warrant exchange		—	(2,914)	—
Loss on extinguishment of debt	—	—	—	(1,935)
Interest and other expense, net	(1,235)	(1,213)	(5,020)	(4,769)

Loss before income taxes	(11,927)	(11,866)	(54,218)	(55,607)
Income tax credit (expense)	10	(22)	(28)	(115)

Net loss	$(11,917)	$(11,888)	$(54,246)	$(55,722)

Basic and diluted net loss per share	$(0.09)	$(0.12)	$(0.46)	$(0.70)

Weighted average shares used to compute basic and diluted net loss per share	133,008	96,774	117,204	79,052

HANSEN MEDICAL, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Cash, cash equivalents and short-term investments	$26,501	$29,940
Accounts receivable, net	5,121	5,114
Inventories	11,492	12,203
Prepaids and other current assets	1,678	1,914
Property and equipment, net	2,328	3,641
Restricted cash	5,376	5,394
Other assets	1,179	2,953

Total assets	$53,675	$61,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,534	$3,337
Deferred revenue	3,527	3,115
Debt	34,385	33,358
Other liabilities	5,460	4,473

Total liabilities	45,906	44,283

Total stockholders’ equity	7,769	16,876

Total liabilities and stockholders’ equity	$53,675	$61,159

HANSEN MEDICAL, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except gross margin and per share data)

(Unaudited)

		Three Months Ended		Twelve months ended
		December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Cost of revenue reconciliation:
GAAP cost of revenues		$5,030	$4,504	$16,491	$13,481
Share-based compensation expense	<a>	(267)	(94)	(1,046)	(402)
Write-off of discontinued product line	<b>	(706)	—	(706)	—
Executive transition and employee separation	<c>	(39)	0	(39)	0

Non-GAAP cost of revenue		$4,018	$4,410	$14,700	$13,079

Gross margin reconciliation:
GAAP gross margin		0%	20%	15%	21%
Share-based compensation expense		5%	2%	6%	2%
Write-off of discontinued product line		14%	0%	4%	0%
Executive transition and employee separation		1%	0%	0%	0%

Non-GAAP gross margin		20%	22%	25%	23%

Loss from operations reconciliation:
GAAP loss from operations		$(10,692)	$(10,653)	$(46,284)	$(48,903)
Share-based compensation expense	<a>	537	1,281	2,832	4,889
Write-off of discontinued product line	<b>	706	—	706	—
Executive transition and employee separation	<c>	281	(73)	975	324
Office relocation	<d>	110	—	110	—
Loss on settlement of litigation	<e>	—	—	—	4,500

Non-GAAP loss from operation		$(9,058)	$(9,445)	$(41,661)	$(39,190)

Net loss reconciliation:
GAAP net loss		$(11,917)	$(11,888)	$(54,246)	$(55,722)
Share-based compensation expense	<a>	537	1,281	2,832	4,889
Write-off of discontinued product line	<b>	706	—	706	—
Executive transition and employee separation	<c>	281	(73)	975	324
Office relocation	<d>	110	—	110	—
Loss on settlement of litigation	<e>	—	—	—	4,500
Loss on extinguishment of debt	<f>	—	—	—	1,935
Warrant exchange	<g>	—	—	2,914	—

Non-GAAP net loss		$(10,283)	$(10,680)	$(46,709)	$(44,074)

Diluted loss per share reconciliation:
GAAP diluted loss per share		$(0.09)	$(0.12)	$(0.46)	$(0.70)
Non-GAAP diluted loss per share		$(0.08)	$(0.11)	$(0.40)	$(0.56)

Shares used in per share calculation (diluted):
Weight-average shares used to compute diluted net loss per share		133,008	96,774	117,204	79,052

Notes

<a>	Stock-based compensation expense, a non-cash charge.
<b>	The Company incurred significant cost for write-off of discontinued Lynx catheter product line during fiscal year 2014, a one time charge.
<c>	The executive transition and employee separation represented a one time charge resulting from the Company’s strategy to maintain a lean workforce.
<d>	The office relocation was a one time charge to relocate Company’s London office to a lower cost facility.
<e>	Loss on settlement of litigation in first quarter of 2013 represented a one time charge.
<f>	Loss on extinguishment of debt in third quarter of 2013 represented a one time charge, resulting from early repayment of the Oxford loan obligation.
<g>	Warrant exchange represented a one time charge, resulting from fair value differences due to early exchanges of Series B & C Warrants and issuance of Series D Warrant during the third quarter of 2014.